                                                                    Exhibit p(2)

                          DOMINI SOCIAL INVESTMENTS LLC
                                 (THE "ADVISER")

                          DSIL INVESTMENT SERVICES LLC
                               (THE "DISTRIBUTOR")

                                 CODE OF ETHICS

                          AS AMENDED SEPTEMBER 1, 2005
     (PREVIOUSLY AMENDED ON MARCH 1, 2000, JANUARY 1, 2003, JANUARY 1, 2004,
                        JANUARY 1, 2005 AND JULY 1, 2005)

     This Code of Ethics is adopted pursuant to Rule 204A-1 under the Investment
Advisers Act of 1940, as amended (the "Advisers Act") and Rule 17j-1 under the
Investment Company Act of 1940, as amended (the "1940 Act"). This Code of Ethics is intended to (a) set forth a standard of business conduct required of personnel of the Adviser and the Distributor, (b) implement a securities transaction reporting system designed to minimize conflicts of interest, and even the appearance of conflicts of interest, between the personnel of the
Adviser and the Distributor and their respective clients in the securities markets, and (c) effect compliance by the personnel of the Adviser and the
Distributor with applicable Federal securities laws.

     This Code shall be administered by the Adviser's Chief Compliance Officer
(the "CCO") and such Deputy Review Persons as the CCO may designate. Maurice
Tallini currently serves as the CCO of the Adviser and shall serve in such capacity until the Adviser's Manager designates a successor CCO. Adam Kanzer and
Carole Laible are hereby named the "Deputy Review Persons" and shall serve in such capacity until the CCO designates successor Deputy Review Persons. The
Deputy Review Persons shall be responsible for administering the Code (including preclearance of trades and review of transaction reports) in the absence of the
CCO and shall be responsible for preclearing and reviewing transaction reports of the CCO.

1.   SCOPE OF THIS CODE.

     (A)  PERSONS COVERED. This Code applies to each employee, manager, member, and officer of the Adviser or the Distributor and each person described in clauses (ii), (iv) and (v) of the definition of Access
          Person set forth below.

          An "Access Person" is (i) any full-time employee, manager, member, or officer of the Adviser, (ii) any other person who provides investment advice on behalf of the Adviser and is subject to the supervision and control of the Adviser, (iii) any employee, manager, member, or officer of the Distributor who, in the ordinary course of business, makes, participates in, or obtains information regarding, the purchase or sale of Covered Securities by a Fund (as defined below) for which the Distributor acts, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to a
          Fund regarding the purchase or sale of Covered Securities, (iv) any employee

          of any company in a control relationship to the Adviser who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding, the purchase or sale of Covered Securities by a Fund or any other client of the
          Adviser, or whose functions relate to the making of any
          recommendations with respect to such purchases or sales, and (v) any natural person in a control relationship with the Adviser who obtains information concerning the recommendations made by the Adviser with regard to the purchase or sale of Covered Securities. Upon being hired, an employee of the Adviser and/or the Distributor shall be notified in writing by the CCO as to whether such employee meets the definition of "Access Person" under this Code.

          A "Fund" is an investment company registered under the Investment
          Company Act of 1940, as amended (the "1940 Act") for which the Adviser provides investment advisory services or for which the Distributor provides distribution services, as applicable.

     (B)  DEFINITION OF SECURITIES. As used in this Code, the term "securities"
          means all types of securities as defined in Section 2(a)(36) of the
          1940 Act, and includes all types of debt, equity, and other securities, including, among other things, common and preferred stocks, bonds, mutual fund shares, money market instruments, debentures, notes, limited partnership interests, warrants, depositary receipts, options, and other derivative securities. THIS CODE DOES NOT
          APPLY TO SAVINGS, CHECKING, NOW, OR MONEY MARKET ACCOUNTS WITH BANKS,
          SAVINGS AND LOAN ASSOCIATIONS, CREDIT UNIONS, OR SIMILAR INSTITUTIONS.

          DEFINITION OF COVERED SECURITY. As used in this code "Covered
          Security" means any security, including shares of the Funds and any mutual fund that invests all or a portion of its assets in shares of a
          Fund (collectively, with the Funds, the "Related Funds"), except for the following types of securities: (i) direct obligations of the government of the United States, (ii) bankers' acceptances, bank certificates of deposit, commercial paper, and high quality short-term debt instruments, including repurchase agreements, and (iii) shares issued by open-end investment companies registered under the 1940 Act other than shares of Related Funds. A direct obligation of the government of the United States includes any security issued or guaranteed as to principal or interest by the government of the United
          States or by any agency or instrumentality of the government of the
          United States.

          A "Security Held or to be Acquired" by a Fund means (i) any Covered
          Security which, within the most recent 15 days (A) is or has been held by the Fund or (B) is being or has been considered by the Fund or the
          Adviser for purchase by the Fund and (ii) any option to purchase or sell, and any security convertible into or exchangeable for, a Covered
          Security described in the preceding clause (i).

     (C)  BENEFICIAL OWNERSHIP. For purposes of this Code, "beneficial ownership" is interpreted in the same manner as it would be under Rule
          16a-1(a)(2) of the

          Securities Exchange Act of 1934, and the rules and regulations thereunder. Accordingly, a person shall have "beneficial ownership" of any security if he or she, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has or shares a direct or indirect pecuniary interest in the security. A person has a pecuniary interest in a security if he or she has the opportunity, directly or indirectly, to profit or share in any profit from a transaction in the subject security. A person may have an indirect pecuniary interest in a security if, among other things:

          (i)  the security is held by a member of that person's immediate family sharing the same household;

          (ii) the person is a general partner and the security is held by the general partnership or limited partnership;

          (iii) the person's interest in such security is held by a trust; or

          (iv) the person has a right to acquire such security through the exercise or conversion of any derivative security, whether or not presently exercisable.

     (D)  TYPES OF TRANSACTIONS COVERED. This Code applies to all types of transactions in securities, including purchases, sales, exchanges, redemptions, short sales, donations, and gifts.

2.   STANDARDS OF CONDUCT.

     (A)  COMPLIANCE WITH FEDERAL SECURITIES LAWS. The Adviser and the
          Distributor operate in an industry subject to numerous Federal securities laws, including the Securities Act of 1933, the Securities
          Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the 1940 Act,
          the Advisers Act, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the Securities and Exchange Commission (the "SEC") under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules thereunder adopted by the SEC or the Department of Treasury ("collectively, the Federal securities laws"). Employees are required to comply with applicable Federal securities laws. Any questions regarding the applicability or interpretation of Federal securities laws should be directed to the
          CCO.

          PLEASE NOTE that the mere fact that a particular course of action is legal, however, does not automatically make it ethical. Employees are expected to act in an ethical manner as described in Section 2(c)
          below.

     (B)  FIDUCIARY DUTY. An investment adviser is a fiduciary of its clients, owing them a duty of care and a duty of loyalty with respect to services provided by the adviser on their behalf. The duty of care requires that an investment adviser perform its duties with reasonable skill and care. The duty of loyalty requires an investment adviser to act in a manner consistent with its clients' best interests. Employees are required to perform their duties in a manner

          consistent with the Adviser's fiduciary duties. Employees must perform their duties in good faith, with reasonable skill and care. Employees must not pursue their self-interest to the detriment of a client.

          Employees must be sensitive to the possibility that an employee's actions or decisions will be affected because of an actual or potential divergence between his or her personal interests and those of the Adviser or the Distributor, as applicable, or its clients. A particular activity or situation may be found to involve a conflict of interest even though it does not result in any financial loss to the
          Adviser or the Distributor, as applicable, or its clients and regardless of the motivation of the employee involved. In all cases, if a conflict situation arises between an employee and the Adviser or the Distributor, as applicable, or its clients, the interest of the
          Adviser or the Distributor, as applicable, or its client shall prevail. It is important that personnel go beyond the letter of this
          Code and remain sensitive to the need to avoid improper conflicts of interest, or even the appearance of such conflicts of interest, that are not expressly addressed by this Code.

     (C)  ETHICAL BEHAVIOR. Employees are expected to act with integrity, competence, dignity, and in an ethical manner when dealing with the public, clients, prospects, the Adviser and the Distributor, and their fellow employees. Ethics is a necessary component of an employee's professional knowledge. Each of the Adviser and the Distributor depends upon a high level of public and client confidence for its success. That confidence can be maintained only if the employees of the Adviser and the Distributor observe the highest standards of ethical behavior in the performance of their duties. Conduct that even appears unethical can erode public trust in the Adviser and the
          Distributor and cause great harm to these firms.

3.   PROHIBITED SECURITIES TRANSACTIONS.

     (A)  UNLAWFUL ACTIONS. No person to whom this Code applies shall, in connection with the purchase or sale, directly or indirectly, by such person of a Security Held or to be Acquired by a Fund or of shares of a Related Fund:

          (i)  employ any device, scheme, or artifice to defraud a Fund;

          (ii) make any untrue statement of a material fact to a Fund or omit to state to the Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

          (iii) engage in any act, practice, or course of business which would operate as a fraud or deceit upon a Fund; or

          (iv) engage in any manipulative practice with respect to a Fund including, without limitation, any purchase or exchange in a
               Related Fund and subsequent redemption or exchange out of the same Fund within a

               short period of time in order to profit from short-term market movements.

     (B)  RESTRICTED SECURITIES.:

          (i)  Monthly, the CCO will circulate to each Access Person a list of all issuers that during the month will be reviewed or evaluated by KLD Research & Analytics, Inc. for addition to, or removal from, the Domini 400 Social Index.(SM) The securities of each issuer on that list will be considered "Restricted Securities"
               until the circulation by the CCO of a subsequent monthly list that does not include such issuer.

          (ii) Monthly, the CCO will circulate to each Access Person a list of all issuers owned or being considered for addition to the Domini
               European Social Equity Trust. The securities of each issuer on that list will be considered "Restricted Securities" until the circulation by the CCO of a subsequent monthly list that does not include such issuer.

          (iii) "Restricted Securities" also include securities and related investments of European companies. For purposes of this Code,
               European companies include: (1) companies organized or domiciled within a European country; (2) companies having at least 50% of their assets in, or deriving 50% or more of their revenues or profits from, a European country; and (3) European governments or supranational organizations and agencies or underlying
               instrumentalities of European governments or supranational organizations. For purposes of this provision, European countries include those countries represented by companies in the MSCI All
               Country Europe Index.

     (C)  RESTRICTIONS. No Access Person shall:

          (i)  effect any transaction in any security that is a Restricted
               Security at the time such transaction is effected;

          (ii) purchase or otherwise acquire any security that reasonably-
               appears to have been offered or made available to such an Access
               Person by virtue of his or her position with the Adviser or the
               Distributor, as applicable, and is not generally available to the investing public;

          (iii) profit from the purchase and sale, or sale and purchase, of the same or equivalent securities within 60 calendar days.

     (D)  EXCEPTIONS. The restrictions set forth in Sections 3(c), 6(a)(iii), and 6(a)(iv) of this Code shall not apply to the following:

          (i)  transactions in shares of any open-end investment companies
               (open-end mutual funds) that are registered under the 1940 Act, other than Related Funds;

          (ii) transactions effected by means of an automatic investment plan previously reported to the CCO, provided that any transaction that overrides the preset schedule or allocations of the
               automatic investment plan is not exempt (for purposes of this
               Code, an automatic investment plan is a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation; an automatic investment plan includes a dividend reinvestment plan);

          (iii) receipts of stock dividends, stock splits, or similar distributions;

          (iv) transfers that are gifts or donations, provided that the donee represents in writing that he or she has no present intention of selling the securities;

          (v)  transactions for the sole account and benefit of other persons to whom an Access Person has a fiduciary relationship apart from the
               Adviser or the Distributor, as applicable;

          (vi) transactions effected on behalf of an Access Person that are beyond his or her reasonable control;

          (vii) purchases made upon the exercise of rights distributed by an issuer on a pro rata basis to all holders of a class of its securities, and sales of any such rights so acquired within one year;

          (viii) the receipt by an Access Person of securities as compensation for, or in connection with, his or her employment or the exercise by an Access Person of an option or warrant received by such
               Access Person as compensation for, or in connection with, his or her employment;

          (ix) transactions that receive prior written approval of the CCO, on the grounds that they are unlikely to have any adverse effect on the Adviser or the Distributor, as applicable, or its respective clients, involve no apparent impropriety, and appear to be consistent with applicable securities laws; and

          (x)  in extremely limited circumstances, transactions that are otherwise prohibited under Section 3(c)(iii) that receive the prior written approval of the CCO due to significant personal hardship of the Access Person arising from a family emergency or similar circumstance, provided that any profit from such
               transaction be disgorged.

4.   MISUSE OF INSIDE INFORMATION.

     (A)  DEFINITION OF INSIDE INFORMATION. For purposes of this Code, "Inside
          Information" means any information obtained by a person to whom this
          Code applies that such person knows, or in the exercise of reasonable care should

          know, is (i) not available to the investing public generally and (ii)
          material to a decision to effect a transaction in a security.

     (B)  BAN ON TRADING. No person to whom this Code applies shall effect any transaction in, directly or indirectly, any security on the basis of any Inside Information. This restriction is NOT subject to the exceptions set forth in Sections 3(d), 5(b), or 6(b).

     (C)  BAN ON RELEASE OR DISCLOSURE. No person to whom this Code applies shall release or disclose Inside Information to any person outside of the Adviser or the Distributor except that such person:

          (i)  may release to authorized representatives of a client Inside
               Information to which that client is entitled;

          (ii) may release Inside Information to the Adviser's or the
               Distributor's lawyers, accountants, and consultants as
               appropriate in the conduct of the Adviser's or the Distributor's affairs;

          (iii) may release Inside Information to regulatory officials and other persons as required by law; and

          (iv) may release Inside Information in accordance with the policies established by the Adviser's Manager or the Distributor's
               Manager, as applicable and the instructions of the CCO.

5.   REPORTING.

     (A)  REPORTING REQUIREMENTS. Each Access Person shall (unless excepted under Section 5(b)) provide information to the CCO as set forth below:

          (i)  Initial Holdings Reports and Instructions. Not later than 10 days after the person becomes an Access Person:

               (A)  the Access Person shall provide the title, the type of security, the exchange ticker symbol or the CUSIP number,
                    the number of shares, and the principal amount of each
                    Covered Security in which the Access Person had any direct or indirect beneficial ownership when the person became an
                    Access Person;

               (B)  the Access Person shall provide the name of any broker, dealer, bank, mutual fund, or similar financial institution with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became an
                    Access Person and shall direct any such financial
                    institution to supply to the CCO on a timely basis,
                    duplicate confirmations of all personal securities
                    transactions and duplicate periodic statements for all such accounts; and

               (C)  the Access Person shall provide the date that the report is signed and submitted by the Access Person.

          The information provided in the Initial Holdings Report must be current as of a date not more than 45 days prior to the date the person became an Access Person.

          (ii) Quarterly Transaction Reports. Not later than 30 days after the end of each calendar quarter, the following information must be provided:

               (A)  Subject to the exception provided in paragraph (D) below, with respect to any transaction during the quarter in a
                    Covered Security in which the Access Person had any direct or indirect beneficial ownership the Access Person shall
                    provide:

                    o    the date of the transaction, the title, the exchange
                         ticker symbol or the CUSIP number, the interest rate
                         and the maturity date (if applicable), the number of
                         shares, and the principal amount of each Covered
                         Security involved;

                    o    the nature of the transaction (i.e., purchase, sale, or
                         any other type of acquisition or disposition);

                    o    the price of the Covered Security at which the
                         transaction was effected;

                    o    the name of the broker, dealer, bank, mutual fund, or
                         similar financial institution with or through which the
                         transaction was effected; and

                    o    the date that the report is signed and submitted by the
                         Access Person.

               (B)  With respect to any account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person, the Access
                    Person:

                    o    shall provide the name of the broker, dealer, bank,
                         mutual fund, or similar financial institution with whom
                         the Access Person established the account;

                    o    shall provide the date that the account was
                         established;

                    o    shall direct any such financial institution to supply
                         to the CCO on a timely basis duplicate confirmations of
                         all personal securities transactions and duplicate
                         periodic statements for all such accounts; and

                    o    shall provide the date that the report is signed and
                         submitted by the Access Person.

               (C)  In the event that no reportable transactions occurred during the quarter and no accounts were established during the
                    quarter, the report should be so noted and returned signed and dated.

               (D)  In the event that all reportable transactions have been effected through the accounts previously reported to the
                    Adviser for which the Adviser receives duplicate
                    confirmations and periodic statements not later than 30 days after the close of the calendar quarter in which the
                    transaction takes place, the Access Person may so certify
                    the report and return it signed and dated without providing the specific transaction information required under
                    paragraph (A) above.

          (iii) Annual Holdings Reports. Not later than each January 31, the following information (which information must be current as of the immediately preceding December 31):

               (A)  the title, the type of security, the exchange ticker symbol or the CUSIP number, the number of shares, and the principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership;

               (B)  the name of any broker, dealer, bank, mutual fund, or similar financial institution with whom the Access Person
                    maintains an account in which any securities are held for
                    the direct or indirect benefit of the Access Person; and

               (C)  the date on which the report is signed and submitted by the
                    Access Person.

     (B)  EXCEPTIONS TO REPORTING REQUIREMENTS. The following are the exceptions to the reporting requirements outlined in Section 5(a):

          (i)  A person need not make any report under Section 5(a) with respect to transactions effected for, and Covered Securities held in, any account over which the person has no direct influence or control.

          (ii) A person need not report an account with a financial institution if the account does not allow any trading in Covered Securities
               (for example, a mutual fund account, other than a Related Fund account, held directly with the fund sponsor).

          (iii) A person need not make any report under Section 5(a) with respect to transactions effected by means of an automatic
               investment plan

               previously reported to the CCO, provided that any transaction that overrides the preset schedule or allocations of the
               automatic investment plan must be included in a quarterly
               transaction report.

     (C)  CERTIFICATION. Each person to whom this Code applies shall certify to the CCO in writing that (i) he or she has received a copy of this
          Code, (ii) he or she has read and understands this Code, (iii) he or she understands that he or she is subject to this Code, (iv) he or she has complied with the requirements of this Code, and (v) if such person is an Access Person, he or she has disclosed or reported all securities transactions required to be disclosed or reported under this Code, such certification to be given at the following times: (A)
          in the case of persons who are subject to this Code on the date hereof, within 30 days after the adoption of this Code; (B) in the case of persons who become subject to this Code after the date hereof, no later than 10 days after such person becomes subject to this Code;
          and (C) in all cases, once every calendar year on or before January
          31.

6.   PRECLEARANCE OF CERTAIN SECURITIES TRANSACTIONS.

     (A)  PRECLEARANCE REQUIREMENTS. No Access Person shall:

          (i)  acquire, directly or indirectly, beneficial ownership in any securities (including Restricted Securities) in an initial public offering;

          (ii) acquire, directly or indirectly, beneficial ownership in any securities (including Restricted Securities) in a private
               placement transaction;

          (iii) sell or exchange shares of a Related Fund at a loss after holding such shares less than 60 days; or

          (iv) effect any transaction (other than those transactions described in clauses (i), (ii), and (iii) above) in any security;

          unless, in each case, the transaction has been approved by the CCO not more than 72 hours prior to initiation of the transaction (and such approval has not been rescinded).

     (B)  EXCEPTIONS TO PRECLEARANCE REQUIREMENTS.

          (i)  Sections 6(a)(iii) and 6(a)(iv) shall not apply to any transaction that is exempt under Section 3(d);

          (ii) Section 6(a)(iv) shall not apply to the following:

               (A)  any transactions in securities listed on a national
                    securities exchange of a company having a total market
                    capitalization (at the time of the transaction or, if such information is not available, according to the company's
                    most recent published

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                    annual or quarterly financial statements) of not less than
                    $5 billion;

               (B)  transactions in the debt instruments issued or guaranteed by a state or local government;

               (C)  transactions in debt instruments issued or guaranteed by the
                    United States government, quasi United States government
                    agency, or instrumentality of the United States;

               (D)  total purchases and sales of up to $25,000 of securities listed on a national securities exchange within any rolling six month period; or

               (E)  transactions in municipal fund securities that are issued for a qualified tuition program under Internal Revenue Code
                    Section 529 (a 529 college savings plan).

               (F)  any transaction in a Related Fund, so long as such
                    transaction does not result in a profit or loss from the
                    purchase and sale, or sale and purchase, of such Related
                    Fund within 60 calendar days. For purposes of this section
                    F, profits or losses that result from the purchase and sale, or sale and purchase by means of an automatic investment
                    plan as described in Section 3 d(ii) above, would be exempt from preclearance.

7.   ADDITIONAL RESTRICTIONS.

     (A)  GIFTS. No person to whom this Code applies shall accept any gift or gratuity from any person or business entity that does business with the Adviser or the Distributor, provided that this restriction does not apply to:

          (i)  any gifts or gratuities received in any 90-day period from any one person or business entity, or several related persons or business entities, having an aggregate fair market value of not more than $150;

          (ii) travel, lodging, entertainment, food, and beverages provided in connection with a business or professional meeting or function;
               and

          (iii) goods and services, such as investment research reports and newsletters, that are used in the conduct of the business of the
               Adviser or the Distributor, as applicable.

     (B)  SERVICE AS A DIRECTOR OF A PUBLICLY TRADED COMPANY. No person to whom this Code applies shall serve as a director of a company that files or is required to file with the SEC periodic reports under Section 13 or
          Section 15(d) of the Securities Exchange Act of 1934 (such as 10-Ks,
          10-Qs, and 8-Ks) without the prior approval of the CCO.

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     (C)  OUTSIDE BUSINESS ACTIVITY. All personnel of the Adviser and the
          Distributor shall receive prior approval from the CCO, or in his or her absence from a Deputy Review Person, before engaging in any business activity outside the scope of their employment relationship with the Adviser or the Distributor for which compensation is received. Records of outside business activity of such persons, including evidence of preapproval of such activity and annual certifications by such persons of their adherence to this written policy, shall be maintained by the CCO.

8.   REVIEW BY THE CCO.

     (A)  REVIEW OF REPORTS. The CCO shall review all of the reports delivered under Section 5 to determine whether a violation of this Code may have occurred. Before making a determination that a violation has occurred, the CCO shall give such person who may have committed such violation an opportunity to supply additional information regarding the transaction in question.

     (B)  FACTORS TO BE CONSIDERED. In reviewing proposed transactions and other matters submitted for preclearance or approval under this Code, the
          CCO shall consider whether such transactions or matters involve or are likely to involve: (i) violations of this Code or applicable securities laws; (ii) improper use of Inside Information; or (iii) an investment opportunity that should be reserved for the Adviser or the
          Distributor, as applicable, or its clients.

     (C)  APPROVAL SUBJECT TO CONDITIONS. The CCO may grant approval of proposed transactions and other matters submitted for preclearance or approval under this Code subject to such conditions as the CCO may impose to protect the interests of the Adviser and the Distributor and their respective clients, including, among other things, requiring that an
          Access Person who is authorized to acquire securities in a private placement disclose that investment when he or she plays a part in a review or analysis of the issuer of the securities.

     (D)  DEPUTY REVIEW PERSON MAY ACT WHEN CCO IS UNAVAILABLE. In the event that the CCO is unavailable to review any report or proposed transaction or other matter under this Code and it is unlikely that the CCO will become available in sufficient time to review the report in a timely manner or for the transaction or other matter to proceed without material hardship, a Deputy Review Person may review such report or perform all functions of the CCO under the Code with respect to such transaction or other matter. Nonetheless, a Deputy Review
          Person may defer review of any report or transaction or other matter until the CCO is available to conduct such review.

9.   SANCTIONS. Any violations of this Code will be reported to and be subject to review by the Adviser's Manager or the Distributor's Manager, as
     applicable.

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     (A)  If the applicable Manager determines that a violation of this Code has occurred, the CCO may impose such sanctions as is deemed appropriate, including, among other things:

          (i)  a letter of censure;

          (ii) forfeiture of any profit made or loss avoided from a transaction in violation of this Code; or

          (iii) suspension or termination of employment.

     (B)  Any person subject to any sanctions imposed by the CCO under this Code shall be entitled, upon request made within 60 days of the imposition of such sanctions, to a complete review of the matter by the Adviser's
          Manager or the Distributor's Manager, as applicable. Pending such a review the CCO may impose such interim sanctions as is deemed appropriate to protect the interests of the Adviser or the
          Distributor, as applicable, until final resolution of the matter.

     (C)  Any violations resulting in sanctions and the sanctions imposed will be reported to:

          (i)  the Adviser's Manager or the Distributor's Manager, as
               applicable; and

          (ii) (other than with respect to interim sanctions pending review of a matter) the board of directors or trustees of each Fund.

10.  EMPLOYEE REPORTS OF VIOLATIONS.

     (A)  REPORTING CONCERNS. Any employee who has a concern regarding what he or she views as a violation of Federal securities laws or unethical conduct in violation of this Code must bring this concern promptly to the attention of the CCO.

     (B)  CONFIDENTIAL TREATMENT. Given the sensitivity of such matters, any written correspondence regarding a concern should be marked
          "Confidential." The CCO will take all appropriate measures to keep confidential the identity of an individual reporting a concern and to disclose the individual's identity only to those persons who need to know it to advance an investigation of the concern. If an individual does not want to be identified with a submission, he or she should mail his or her communications to the CCO, without including his or her name in the correspondence but, instead, prominently indicating on the submission that it is a "Confidential, Anonymous Submission."

     (C)  RETALIATION PROHIBITED. Neither the Adviser nor the Distributor will tolerate any form of retaliation against an employee who (i) submits a good faith report under the provisions described in this Section or
          (ii) assists in an investigation of challenged practices (referred to as a "Reporting Employee").

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          Employees are prohibited from discharging, demoting, suspending, threatening, harassing, or in any other manner discriminating against a Reporting Employee in the terms and conditions of the Reporting
          Employee's employment because of any lawful act done by the Reporting
          Employee to provide information, cause information to be provided, or otherwise assist in an investigation regarding any conduct which the
          Reporting Employee reasonably believes is reportable under this Code.
          The Adviser and the Distributor encourage employees to report violations under this Code. Employees have the option, and are encouraged, to report any violation to the CCO with confidentiality.
          The policy is intended to create an environment where employees can act without fear of reprisal or retaliation. Any employee who feels that he or she has been the subject of reprisal or retaliation because of his or her reporting under this Code should immediately notify the
          CCO.

11.  MISCELLANEOUS.

     (A)  ACCESS PERSONS. The CCO shall identify all Access Persons who are under a duty to make reports under this Code and will inform such persons of such duty. Any failure by the CCO to notify any person of his or her duties under this Code shall not relieve such person of his or her obligations hereunder.

     (B)  RECORDS. Each of the Adviser and the Distributor shall maintain records in the manner and to the extent set forth below, and shall be available for examination by representatives of the SEC:

          (i)  a copy of this Code and any other code which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place;

          (ii) a record of any violation of this Code and of any action taken as a result of such violation shall be preserved in an easily accessible place;

          (iii) a copy of each report made pursuant to this Code shall be preserved for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place;

          (iv) a list of all persons who are required, or within the past five years have been required, to make reports pursuant to this Code shall be maintained in an easily accessible place;

          (v)  a record of any decision, and the reasons supporting the decision, to approve the acquisition by an Access Person of securities under Section 6(a) shall be preserved for a period of not less than five years from the end of the fiscal year in which the approval is granted; and

          (vi) a copy of each signed certification as required by Section 5(c)
               for each person who is currently, or within the past five years was, required to

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               deliver such certification pursuant to this Code shall be
               maintained in an easily accessible place.

     (C)  CONFIDENTIALITY. All reports of securities transactions and any other information filed pursuant to this Code shall be treated as confidential, except to the extent required by law.

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